Exhibit 99.1

GoodRx Releases First Quarter 2021 Financial Results

SANTA MONICA, Calif. May 13, 2021 – GoodRx Holdings Inc. (Nasdaq: GDRX), America’s leading resource for healthcare savings, has released its first quarter 2021 financial results and posted a letter to shareholders on the Overview page of its investor relations website at https://investors.goodrx.com.

GoodRx management will host a conference call and webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the results and the Company’s business outlook.

First Quarter 2021 Results Conference Call

Date:	Thursday, May 13, 2021

Time:	2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time

Webcast:	https://investors.goodrx.com (live and replay)

Dial-in number:	(833) 614-1447

Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website at https://investors.goodrx.com for at least 30 days.

About GoodRx

GoodRx helps Americans get the healthcare they need at a price they can afford. As America’s leading resource for healthcare savings, GoodRx connects consumers with affordable and convenient prescriptions and medical care, including telehealth, mail order prescriptions, doctor visits, and lab tests. We have helped Americans save over $30 billion since 2011 and are the #1 most downloaded medical app over the last three years.

Investor Contact

GoodRx

Whitney Notaro

wnotaro@goodrx.com

Press Contact

GoodRx

Lauren Casparis

lcasparis@goodrx.com